EXHIBIT 23.1


           Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 24, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in the F5 Networks, Inc. Annual Report on Form 10-K for the year ended September 30, 2003.




/s/ PricewaterhouseCoopers LLP
Seattle, Washington
June 4, 2004